EXHIBIT 23.1

KYLE L. TINGLE, CPA

To Whom It May Concern:	February 13, 2002

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of February 13, 2002 accompanying the audited financial statements of Domain Registration, Corp., as at December 31, 2002, in the Form 10SB12G with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Kyle L. Tingle

Kyle L. Tingle, CPA, LLC

P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.net